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                [Keating, Muething & Klekamp, P.L.L. Letterhead]






MARK A. WEISS
DIRECT DIAL:  (513) 579-6599
FACSIMILE:  (513) 579-6956
E-MAIL: MWEISS@KMKLAW.COM


                                                                       EXHIBIT 5

                                 October 8, 1999


Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202

Gentlemen:

         We are familiar with your Articles of Incorporation, Code of Regulations and corporate proceedings. On this basis, we have made an examination as to:

         1. The organization of Provident Financial Group, Inc.;

         2. The legal sufficiency of all corporate proceedings of Provident Financial in connection with the authorization and issuance of all presently outstanding and issued Common Stock of Provident Financial; and

         3. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of shares of Common Stock pursuant to an Agreement and Plan of Merger dated as of August 16, 1999 among Provident Financial, the Provident Bank, Fidelity Financial of Ohio, Inc., Fidelity Acquisition Corporation and Centennial Bank (the AMerger Agreement@) and included in a Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with that Agreement.

         Based upon such examination, we are of the opinion that:

         1. Provident Financial is a duly organized and validly existing corporation under the laws of the State of Ohio;

         2. Provident Financial has taken all necessary and required corporate actions in connection with the issuance of Common Stock pursuant to the Merger Agreement, and when issued, those shares of Common Stock will be validly authorized, legally issued, fully paid and


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nonassessable shares of Common Stock of Provident Financial free of any preemptive rights.

         We hereby consent to the reference to our firm in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the issuance of such shares of Common Stock and to the filing of this opinion as an exhibit to the Registration Statement. In providing this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         KEATING, MUETHING & KLEKAMP, P.L.L.


                                         By: /s/ Mark A. Weiss
                                            -----------------------------------
                                                 Mark A. Weiss